EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on Form  S-8 (No.  33-31115,  No.  33-68112,  No.  33-83092  and No.
33-83094) of Trenwick Group Inc. of our report dated February 29, 2000, except as to Note 19 which is as of March 1, 2000, appearing in the 1999 Annual Report to Stockholders of Trenwick Group Inc., which is incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 29, 2000 on the financial statement schedules, which appears on Page S-6 of this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP

New York, New York
March 30, 2000